MARSHALLS OF ROSEVILLE, MINN., INC.
       (a wholly-owned subsidiary of Melville Corporation)

                Consolidated Financial Statements

                December 31, 1994, 1993 and 1992



           (With Independent Auditors' Report Thereon)











                   Independent Auditors' Report



To the Board of Directors and Shareholders of Melville Corporation:

We have audited the accompanying consolidated balance sheets of Marshalls of Roseville, Minn., Inc. (a wholly-owned subsidiary of Melville Corporation) as of December 31, 1994 and 1993, and the related consolidated statements of income, shareholder's equity, and cash flows for each of the years in the three-year period ended December 31, 1994. These consolidated financial statements are the responsibility of Marshalls of Roseville, Minn., Inc.'s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Marshalls of Roseville, Minn., Inc. as of December 31, 1994 and 1993, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1994, in conformity with generally accepted accounting principles.

As discussed in the notes to the consolidated financial statements, the Company changed its method of accounting for LIFO inventories in 1993.



                                   /s/KPMG Peat Marwick LLP
Boston, Massachusetts
December 1, 1995




                     MARSHALLS OF ROSEVILLE, MINN., INC.
             (a wholly-owned subsidiary of Melville Corporation)

                         Consolidated Balance Sheets

                         December 31, 1994 and 1993

                               (In Thousands)


                       Assets                           1994           1993
Current assets:
 Cash                                             $   22,306     $    8,310
 Accounts receivable, net of allowance
   for doubtful accounts of $763 and $807
   in 1994 and 1993, respectively                     17,132         13,397
 Inventories                                         471,483        369,682
 Due from Parent and other divisions                   4,332        158,386
 Prepaid expenses and other current assets             8,930          5,907
 Deferred income tax assets                           30,138         29,631

   Total current assets                              554,321        585,313

Property and equipment, net                          447,347        395,654
Capitalized lease assets, net                          6,381          7,898
Goodwill, net                                         29,749         14,991
Deferred charges and other noncurrent assets, net     21,224         21,398

   Total assets                                   $1,059,022     $1,025,254


         Liabilities and Shareholder's Equity

Current liabilities:
 Accounts payable                                 $  104,779     $  109,299
 Accrued expenses                                    161,797        171,681
 Accrued Federal income taxes                         28,744         22,145
 Capital lease obligations                             2,265          2,290

   Total current liabilities                         297,585        305,415

Deferred income tax liabilities                       49,233         41,926
Capital lease obligations                             11,316         13,580
Other liabilities                                      5,422         10,445

Shareholder's equity:
 Common stock, no par value, 100 shares
   authorized and outstanding 1994 and 1993              352            352
 Contributed capital                                 152,839        152,839
 Retained earnings                                   542,275        500,697

   Total shareholder's equity                        695,466        653,888

   Total liabilities and shareholder's equity     $1,059,022     $1,025,254

See accompanying notes to consolidated financial statements.


                    MARSHALLS OF ROSEVILLE, MINN., INC.
 (a wholly-owned subsidiary of Melville Corporation)

                     Consolidated Statements of Income

           For the years ended December 31, 1994, 1993 and 1992

                              (In thousands)

                                            1994         1993        1992
Net sales                             $2,774,851   $2,608,542  $2,550,992

Cost of goods sold                     1,834,212    1,704,022   1,641,233

    Gross profit                         940,639      904,520     909,759

Selling, general and administrative
  expenses                               748,532      695,234     661,457
Depreciation and amortization             52,327       45,201      45,154
Realignment charge (credit)               (7,200)           -       8,946

    Operating income                     146,980      164,085     194,202

Other income (expense):
  Net interest income (expense),
    Parent and other divisions            (1,678)       1,106         196
  Interest expense, third party             (100)         (61)        (48)
  Gain on insurance recovery                   -            -       3,703


    Income before provision for
      income taxes                       145,202      165,130     198,053

  Provision for income taxes              55,351       62,725      75,502

    Net income                        $   89,851   $  102,405  $  122,551

See accompanying notes to consolidated financial statements.


                                MARSHALLS OF ROSEVILLE, MINN., INC.
                        (a wholly-owned subsidiary of Melville Corporation)

                          Consolidated Statements of Shareholder's Equity

                        For the years ended December 31, 1994, 1993 and 1992

                                           (In Thousands)

                                                                                        Total
                                          Common     Contributed      Retained      Shareholder's
                                          Stock        Capital        Earnings          Equity

Balance as of December 31, 1991            $352        $137,600       $372,903         $510,855

   Net income                                 -               -        122,551          122,551
   Contribution of capital                    -          15,239              -           15,239
   Dividends paid to Parent                   -               -        (46,442)         (46,442)
   Transfer of Melville Realty to Parent      -               -           (650)            (650)

Balance as of December 31, 1992             352         152,839        448,362          601,553

   Net income                                 -               -        102,405          102,405
   Dividends paid to Parent                   -               -        (50,070)         (50,070)

Balance as of December 31, 1993             352         152,839        500,697          653,888

   Net income                                 -               -         89,851           89,851
   Dividends paid to Parent                   -               -        (48,273)         (48,273)

Balance as of December 31, 1994            $352        $152,839       $542,275         $695,466


See accompanying notes to consolidated financial statements.

                                MARSHALLS OF ROSEVILLE, MINN., INC.
                        (a wholly-owned subsidiary of Melville Corporation)

                               Consolidated Statements of Cash Flows

                        For the years ended December 31, 1994, 1993 and 1992

                                           (In thousands)


                                                              1994            1993           1992
Cash flows from operating activities:
   Net income                                            $  89,851       $ 102,405      $ 122,551
   Adjustments to reconcile net income to net
     cash provided by operating activities:
       Depreciation and amortization                        52,327          45,201         45,154
       Increase (decrease) in deferred income taxes          6,800           8,184         (8,024)
       (Gain) loss on disposal of assets                     2,148           2,877         (2,095)
       Realignment charge (credit)                          (7,200)              -          8,946
       Changes in assets and liabilities:
          Accounts receivable                               (3,500)          2,166         (7,224)
          Inventories                                     (101,801)         (2,179)       (27,815)
          Prepaid expenses and other current assets         (2,730)          9,363         (1,451)
          Deferred charges and other noncurrent assets         (13)         (2,719)         4,124
          Accounts payable                                  (4,112)        (37,405)        23,778
          Accrued expenses                                  (8,035)         15,007         16,424
          Accrued income taxes                               6,599          (5,868)         4,459
          Other liabilities                                 (1,019)         (6,094)        (2,752)

     Net cash provided by operating activities              29,222         130,938        176,075

Cash flows from investing activities:
   Additions to property and equipment                    (112,538)       (108,181)       (77,898)
   Proceeds from disposal of assets                         19,328               -          7,138
   Net cash paid in acquisition of Puerto Rico stores      (24,846)              -              -

     Net cash used in investing activities                (118,056)       (108,181)       (70,760)

Cash flows from financing activities:
   Advances (to) from Parent and other divisions           154,054          16,159        (68,319)
   Increase (decrease) in book overdrafts                     (662)         14,902          4,861
   Dividends paid                                          (48,273)        (50,070)       (46,442)
   Principal payments on capital lease obligations          (2,289)         (2,365)        (3,522)

     Net cash provided by (used in)
       financing activities                                102,830         (21,374)      (113,422)

Net increase (decrease) in cash                             13,996           1,383         (8,107)

Cash at beginning of year                                    8,310           6,927         15,034

Cash at end of year                                      $  22,306       $   8,310      $   6,927

Supplemental disclosures of cash flow information:
   Cash paid during the year for:
     Interest                                            $   1,682       $       -      $       -
     Income taxes                                        $  41,636       $  64,313      $  71,737

See accompanying notes to consolidated financial statements.


                                                    MARSHALLS OF ROSEVILLE,
 MINN., INC.
         (a wholly-owned subsidiary of Melville Corporation)

              Notes to Consolidated Financial Statements

                   December 31, 1994, 1993 and 1992


(1) Summary of Significant Accounting Policies

    (a)   Business
    Marshalls of Roseville, Minn., Inc. (the "Company") is an off-price retailer of brand name family apparel, accessories, footwear and selected home furnishings operating 484 and 448 stores as of December 31, 1994 and 1993, respectively in the United States and Puerto Rico.

    (b)   Basis of Presentation
    The consolidated  financial statements  include those of Marshalls of Roseville, Minn., Inc., a wholly-owned subsidiary of Melville Corporation (the "Parent") and all of its retail subsidiaries doing business as Marshalls. All intercompany balances and transactions between the consolidated entities have been eliminated.

    (c)   Accounting Changes
    Effective January  1,  1993,  the  Company  adopted  Statement  of
       Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes," the cumulative effect of which was immaterial to the consolidated financial statements and, therefore, is not presented separately.

    In 1993, the Company changed its method of accounting for LIFO inventory by recognizing inflation on "basic" merchandise only.

    (d)   Cash
    The  Company's  cash  management  program  utilizes  zero  balance
       accounts.   Accordingly, all  book overdraft balances have been
       reclassified to accounts payable.

    (e)   Inventories
    Inventories, principally  finished goods,  consist of  merchandise purchased from domestic and foreign vendors and are carried at the lower of cost or market. Cost of inventories at distribution centers is determined on a last-in, first-out
       (LIFO) method. Inventories at stores are determined on the retail inventory method valued on a first-in, first-out (FIFO) basis.

    (f)   Property and Equipment
    Property and equipment are stated at cost.  Property and equipment under capital leases are stated at the present value of future minimum lease payments.
                                  2

                 MARSHALLS OF ROSEVILLE, MINN., INC.
         (a wholly-owned subsidiary of Melville Corporation)

              Notes to Consolidated Financial Statements

                   December 31, 1994, 1993 and 1992


    Depreciation  and   amortization  of   property,   furniture   and
       equipment, and leasehold improvements is computed on a straight-line basis, generally over the estimated useful lives of the assets or, when applicable, the life of the lease, whichever is shorter. Amortization of leased property under capital leases is computed on a straight-line basis over the life of the lease. Capitalized software costs are amortized on a straight-line basis over their estimated useful lives beginning in the year placed in service. Fully depreciated property and equipment are removed from the cost and related accumulated depreciation and amortization accounts.

    Maintenance and repairs are charged directly to expense as incurred. Major renewals or replacements are capitalized after making the necessary adjustment on the asset and accumulated depreciation accounts of the items renewed or replaced.

    (g) Deferred Charges
    Deferred charges, principally acquisition costs incurred from the purchase of new or existing store locations, are amortized on a straight-line basis, generally over the remaining terms of the leases.

    (h)   Goodwill
    The excess  of acquisition costs over the fair value of net assets acquired is amortized on a straight-line basis not to exceed 40 years. At December 31, 1994, the Company measured the recoverability of the recorded goodwill by estimating the future undiscounted cash flows expected to result from the respective entities.

    (i)   Store Opening Costs
    New store opening costs are charged to expense as incurred.

    (j)   Advertising Costs
    Advertising costs are charged to expense as incurred.

    (k)   Income Taxes
    The Parent  and its  subsidiaries, including  the Company,  file a consolidated federal income tax return and, where applicable group state and local returns. The provision for federal income taxes or federal income tax benefit recorded by the Company represents the amount calculated on a separate return basis in accordance with the tax sharing agreement with
                                  3

                 MARSHALLS OF ROSEVILLE, MINN., INC.
         (a wholly-owned subsidiary of Melville Corporation)

              Notes to Consolidated Financial Statements

                   December 31, 1994, 1993 and 1992


       Parent.   State income  taxes represent  actual amounts paid or
       payable by the Company.

    In February  1992, the Financial Accounting Standards Board issued
       SFAS No. 109, "Accounting for Income Taxes." SFAS No. 109 requires a change from the deferred method of accounting for income taxes of APB Opinion No. 11 to the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(2) Acquisition of Puerto Rico Stores

    During 1994,  the Company  acquired the  assets of  twelve  retail stores located in Puerto Rico for a cash price of $24.8 million. This acquisition was accounted for using the purchase method of accounting and resulted in goodwill of $15.5 million. Results of operations are included in the consolidated financial statements of the Company from the date of acquisition. Pro forma financial results have not been presented for the effect of this transaction since the operations are not material to the consolidated financial results of the Company.

(3) Inventories

    During the  year ended  December 31, 1993, the Company changed its method of accounting for the composition of "fashion" versus "basic" merchandise in its LIFO pools, wherein inflation was recognized on "basic" inventory only. The change increased 1993 net earnings by approximately $6.1 million. The net earnings impact of the change on prior years, individually and cumulatively, is not determinable.

    Inventories   carried    under   the   LIFO   method   represented
      approximately 37% of total year end inventory carrying
                                  4

                 MARSHALLS OF ROSEVILLE, MINN., INC.
         (a wholly-owned subsidiary of Melville Corporation)

              Notes to Consolidated Financial Statements

                   December 31, 1994, 1993 and 1992


       in 1994 and 34% in 1993. It is estimated that inventories would have been approximately $3.0 million higher than reported on December 31, 1994, and approximately $3.1 million higher on December 31, 1993, if the quantities valued on the LIFO basis were instead valued on a FIFO basis.

(4) Accounts Receivable

    As of December 31, 1994 and 1993, accounts receivable consisted of the following (in thousands):

                                                    1994         1993

       Due from landlords                       $  6,476     $  6,191
       Charge accounts                             4,700        2,689
       Layaways                                    1,570        1,544
       Other                                       5,149        3,780
                                                  17,895       14,204
       Less allowance for doubtful accounts          763          807

                            Total               $ 17,132     $ 13,397

(5) Property and Equipment

    As of December 31, 1994 and 1993, property and equipment consisted of the following (in thousands):

                                                    1994         1993

       Land                                    $   5,727    $   4,104
       Buildings and improvements                 23,088       16,644
       Capitalized software costs                 48,195       37,276
       Machinery and equipment                    38,741       36,133
       Furniture and fixtures                    309,125      262,492
       Leasehold improvements                    212,675      213,477
                                                 637,551      570,126
       Less accumulated depreciation
          and amortization                       190,204      174,472

                              Total            $ 447,347    $ 395,654

                 MARSHALLS OF ROSEVILLE, MINN., INC.
         (a wholly-owned subsidiary of Melville Corporation)

              Notes to Consolidated Financial Statements

                   December 31, 1994, 1993 and 1992


(6) Accrued Expenses

    As of December 31, 1994 and 1993, accrued expenses consisted of the following (in thousands):

                                                    1994         1993

       Taxes other than federal income taxes   $  47,744    $  46,158
       Capital expenditures                       20,178       27,804
       Employee benefit costs                     23,201       17,434
       Salaries and compensated absences          11,525       11,375
       Rent                                        3,830        4,885
       Other                                      55,319       64,025

                              Total            $ 161,797    $ 171,681


(7) Leases

    The  Company   leases  retail   stores,  warehouses,   and  office
       facilities under capital leases that expire through 2009. As of December 31, 1994 and 1993, leased property under capital leases was as follows (in thousands):

                                                    1994         1993

       Retail stores                            $ 14,739     $ 17,005
       Warehouses and office                      13,356       13,356
                                                  28,095       30,361
       Less accumulated amortization              21,714       22,463

                              Total             $  6,381     $  7,898

    The Company also has noncancelable operating leases, primarily for retail stores, which expire through 2020. The leases generally contain renewal options for periods ranging from one to five years and require the Company to pay costs such as real estate taxes and common area maintenance. Contingent rentals are paid based on a percentage of sales. Net rental expense for all operating leases for the years ended December 31, 1994, 1993 and 1992 was as follows (in thousands):

                 MARSHALLS OF ROSEVILLE, MINN., INC.
         (a wholly-owned subsidiary of Melville Corporation)

              Notes to Consolidated Financial Statements

                   December 31, 1994, 1993 and 1992


                                          1994        1993       1992

       Minimum rentals               $ 122,634   $ 104,336   $ 94,707
       Contingent rentals                2,693       2,129      2,033
                                       125,327     106,465     96,740
       Less sublease rentals             3,475         765        509

                        Total        $ 121,852   $ 105,700   $ 96,231


    At December  31, 1994,  the future  minimum lease  payments  under capital leases, rental payments required under operating leases, and the future minimum sublease rentals excluding lease obligations for closed stores were as follows (in thousands):

                                             Capital
Operating
       Year ending December 31                Leases          Leases

          1995                              $  4,115         127,002
          1996                                 3,996         120,684
          1997                                 3,720         115,264
          1998                                 3,107         107,776
          1999                                 2,946          97,535
       Thereafter                              3,469         582,877
         Total                                21,353     $ 1,151,138

       Less amount representing interest       7,772

       Present value of minimum lease
         payments                           $ 13,581

       Total future minimum sublease
         rentals                                         $    18,015

(8) Income Taxes

    Effective January 1, 1993 the Company adopted SFAS No. 109. The cumulative effect of this accounting change was not material.

    Deferred income  taxes reflect  the net  tax effects  of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components o

                 MARSHALLS OF ROSEVILLE, MINN., INC.
         (a wholly-owned subsidiary of Melville Corporation)

              Notes to Consolidated Financial Statements

                   December 31, 1994, 1993 and 1992


       Company's deferred tax assets and liabilities as of December 31, 1994 and 1993 were as follows (in thousands):

                                                1994        1993
       Deferred tax assets:

       Realignment and purchase
         acquisition reserves               $  1,085    $  6,876
       Inventories                            10,460       6,913
       State income taxes                      4,608       5,849
       Other                                  13,985       9,993

          Total deferred tax assets           30,138      29,631

       Deferred tax liabilities:

       Property and equipment                (49,233)    (41,926)

          Total deferred tax liabilities     (49,233)    (41,926)

          Net deferred tax liabilities     $ (19,095)  $ (12,295)

    For 1992,  deferred  income  taxes  relate  principally  to  costs
       associated   with    the   strategic    realignment    program,
       capitalization of inventory costs and depreciation.

    For the  years  ended  December  31,  1994,  1993  and  1992,  the
       provision  for   income  taxes   comprised  the  following  (in
       thousands):

                                    1994        1993        1992
       Federal:
        Current                $  40,482   $  45,275   $  62,823
        Deferred                   7,138       5,577         192
                                  47,620      50,852      63,015
       State:
        Current                    7,090       9,901      12,880
        Deferred                     641       1,972        (393)
                                   7,731      11,873      12,487

       Total                   $  55,351   $  62,725   $  75,502

                 MARSHALLS OF ROSEVILLE, MINN., INC.
         (a wholly-owned subsidiary of Melville Corporation)

              Notes to Consolidated Financial Statements

                   December 31, 1994, 1993 and 1992


    The following is a reconciliation between the statutory Federal income tax rates and the effective rates for the years ended December 31, 1994, 1993 and 1992:

       Percent of pre-tax income          1994      1993    1992

       Effective tax rate                  38.1     38.0    38.1
       State income taxes,
        net of Federal tax benefit         (3.5)    (4.7)   (4.2)
       Other                                 .4      1.7      .1

        Statutory Federal income
        tax rate                           35.0     35.0    34.0

(9) Related Party Transactions

    The Parent  allocates insurance,  employee  benefits  and  various other administrative and miscellaneous expenses to the Company. Allocations to the Company are based on the Company's share of the expenses paid by the Parent on its behalf. Such allocations may not be reflective of the costs which would have been incurred if the Company had operated on a stand-alone basis. Management believes that the basis for these allocations is reasonable.

    (a) 401(k) Profit Sharing Plan
    The Parent has a qualified 401(k) Profit Sharing Plan available to full-time employees who meet the plan's eligibility requirements. This plan, which is a defined contribution plan, contains a profit sharing component with tax-deferred contributions to each employee based on certain performance criteria, and also permits employees to make contributions up to the maximum limits allowed by Internal Revenue Code Section 401(k). Under the 401(k) component, the Parent matches a portion of the employee's contribution under a predetermined formula based on the level of contribution and years of vesting. The Parent allocates to its subsidiaries a portion of the expense related to these contributions based on the proportionate share of qualifying compensation at the Company to the total of all compensation for all plan participants.
    Contributions to  the plan  by the  Company, as  directed  by  the
       Parent, for both profit sharing and matching of employee contributions were approximately $7.0 million, $4.0 million and
                                  9

                 MARSHALLS OF ROSEVILLE, MINN., INC.
         (a wholly-owned subsidiary of Melville Corporation)

              Notes to Consolidated Financial Statements

                   December 31, 1994, 1993 and 1992


       $3.8 million for the years ended December 31, 1994, 1993 and 1992, respectively.

    (b) Employee Stock Ownership Plan
    The Company's employees participate in the Parent's Employee Stock
       Ownership Plan ("ESOP"). The ESOP is a defined contribution plan for all employees meeting certain eligibility requirements. During 1989, the ESOP trust (the "Trust") borrowed $375.5 million at an interest rate of 8.6% through a 20 year loan guaranteed by the Parent. The Trust used the proceeds of the loan to purchase a new issue of convertible preference stock from the Parent.

    The Parent  charges compensation expense to the Company based upon total payments due to the ESOP. The charge allocated to the Company is based on the Company's proportionate share of qualifying compensation expense and does not reflect the manner in which the Parent funds these costs or the related tax benefits realized by the Parent. As a result of the Company's allocation from the Parent, compensation expense of approximately $9.8 million, $8.5 million and $7.6 million was recognized in the years ended December 31, 1994, 1993 and 1992, respectively.

    (c) Administrative Costs
    The Parent  allocates  real  estate  services  and  various  other administrative expenses to the Company. Allocations are based on the Company's ratable share of expense incurred by the Parent on behalf of the Company. The total cost allocated to the Company for the years ended December 31, 1994, 1993 and 1992 was approximately $2.1 million, $2.0 million and $1.7 million, respectively.

    Melville  Realty  Company,  Inc.,  a  subsidiary  of  the  Parent, guarantees the leases of certain stores operated by the Company and charges a fee for that service. This amount is reflected in general and administrative expense and amounted to approximately $405,000, $327,000 and $306,000 for the years ended December 31, 1994, 1993 and 1992, respectively.




                                  10

                 MARSHALLS OF ROSEVILLE, MINN., INC.
         (a wholly-owned subsidiary of Melville Corporation)

              Notes to Consolidated Financial Statements

                   December 31, 1994, 1993 and 1992


(10)   Realignment Charge and Credit

    In 1992, the Company recorded a realignment charge of $8.9 million to reflect the anticipated costs associated with the write-down of under performing assets in stores. The realignment charge did not include any cash outlays.

    In 1994, the Company recorded a $7.2 million realignment credit to reduce a multi-year lease accrual upon the sublease of a distribution center. The accrual was established when the facility was vacated in 1990.

(11)   Commitments and Contingencies

    The Company was contingently liable for unused letters of credit amounting to approximately $25.1 million and $26.1 million as of December 31, 1994 and 1993, respectively.

    The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's consolidated financial position, results of operations or liquidity.

(12)   Subsequent Event

    On October  14, 1995,  the Company  was acquired by TJX Companies,
       Inc. ("TJX") for $375 million in cash and $175 million of TJX's convertible preferred stock.